EXHIBIT 23.9

TO:	PricewaterhouseCoopers - Tel Aviv
RE:	Ampal American Israel Corporation – Subsequent Events
COMPANY NAME.:	Hod Hasharon Sport Center Limited
COMPANY NO.:	511675571

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants of Hod Hasharon Sports Center Limited , we hereby consent to the incorporation of our report dated as of March 21, 2004, included in Form 10-K of Ampal American Israel Corporation, previously filed Registration Statement File No. 333-61895, and No. 333-55970.

Somekh Chaikin
Certified Public Accountants (Isr.)

Tel Aviv March 28, 2004